EXHIBIT 4


                                             As of June 24, 1998

ASD Group, Inc.
1 Industry Street
Poughkeepsie, New York  12603

Re:      ASD Group, Inc. (the "Company")
         Warrants to Purchase Shares of Common Stock

Gentlemen:

         The undersigned (collectively, the "Lenders") are the holders of (i) 10% Senior Promissory Notes due June 19, 1998 (collectively, the "Original Notes") and (ii) Warrants to Purchase Common Stock (collectively, the "Original Warrants"), both in the amounts set forth on Schedule A attached. The undersigned has been advised by the Company that the Company is currently in the process of effecting a restructuring of some of its debt and a financing to raise additional capital for the Company (the "Restructuring"). The investor financing the Restructuring is unwilling to proceed with the Restructuring unless and until the undersigned agree to the modifications set forth below. In connection with such Restructuring, the undersigned agree as follows:

         1. The Lenders are currently owed $1,100,000 in principal plus a portion of unpaid interest due under the Original Notes (the "Indebtedness"). In satisfaction for such Indebtedness, the Lenders agree to accept $220,000 in cash ($110,000 of which will be paid within five business days of the date of this Agreement (the "Initial Cash Payment") and $110,000 of which will be paid one year from the date of this Agreement). The remaining $880,000 in principal amount of Indebtedness will be converted into shares of Series C Convertible Preferred Stock of the Company ("Series C Preferred Stock"), which are convertible into shares of the Company's common stock, $.01 par value per share (the "Common Stock"), at the following rates: (i) 50% of the Indebtedness at $1.15 per share of Common Stock, and (ii) 50% of the Indebtedness at $1.25 per share of Common Stock. Thus, the Lenders will receive shares of Series C Preferred Stock convertible into an aggregate of 734,607 shares of Common Stock, subject to certain adjustments if the Company issues or sells shares of Common Stock at a price of less than $1.00 per share. Set forth on Schedule A and opposite the name of each Lender is the amount of the cash payment allocable to them and the number of shares of Common Stock into which the shares of Series A Preferred Stock are convertible. Attached as EXHIBIT A is

ASD Group, Inc.
June 24, 1998
Page 2


                  the Statement of Designations, Preferences, Rights and Limitations with respect to the Series C Preferred Stock. Attached as EXHIBIT B is the form of promissory note to be given to the Lenders with respect to the $110,000 to be paid one year from the date of this Agreement (the "New Notes").

         2. The Lenders agree to forego any rights to interest currently due on the Original Notes or that may accrue with respect to the New Notes from the date hereof through the date the final payment is made.

         3. In addition, with respect to the Original Warrants, the Lenders agree that immediately and automatically upon approval of the Restructuring by the Company's stockholders, the Original Warrants will be cancelled and replaced with Warrants to Purchase Shares of Common Stock equivalent to 418,711 shares of the Company's Common Stock which represents 3% of the issued and outstanding Common Stock of the Company on a fully diluted basis as of the date hereof (the "New Warrants"), subject to certain adjustments if the Company sells shares of Common Stock at a price of less than $1.00 per share. The New Warrants will be in the form attached as EXHIBIT C and will entitle the holder to purchase shares of the Company's Common Stock at a price of $1.50 per share and will be exercisable for a period of three years from the date of issuance.

         4. Upon receipt of the initial cash payment and the New Notes, the Indebtedness will be deemed satisfied in full without further action on the part of either the Company or the Lenders and the Original Notes and Original Warrants will automatically be cancelled and null and void for all business purposes. You agree to return the Original Notes and Original Warrants to the Company within two business days of the date of receipt of the initial cash payment and New Notes.

         5. Notwithstanding anything contained herein to the contrary, the Lenders agree that, for a period commencing the date hereof until the later of (i) nine months from the date the Restructuring is approved by the Company's stockholders, and
                  (ii) the date the option described in the Option and Forebearance Agreement among Bankers Trust Company, the Company and Automatic Systems Developers, Inc. dated the date hereof, is exercised or expires, Cameron Worldwide Ltd. ("Cameron") has the right to require the Lenders, jointly and not severally, to sell 50% of the shares of Series C Preferred Stock and/or the underlying Common Stock to Cameron at the stated value of the Series C Preferred Stock. Notice of any such purchase of the Series C Preferred Stock or underlying shares of Common Stock, specifying the date fixed for the purchase and the place of purchase shall be given by first class mail to each holder of record of the shares to be purchased at his address of record. Lenders acknowledge and agree that the certificates representing the Series C Preferred Stock and/or the underlying shares of Common Stock will be held in escrow by the Company's attorneys until this period for mandatory sale has expired.

ASD Group, Inc.
June 24, 1998
Page 3

                  Moreover, certificates representing the shares will be affixed with a legend describing this restriction, and the Company's transfer agent will be given stop transfer instructions.

         6. Each Lender recognizes that the acquisition of his, her or its Series C Preferred Stock, New Warrants and shares of Common Stock into which the Series C Convertible Preferred Stock are convertible and New Warrants are exercisable (collectively, the "Securities"), if any, is speculative and involves a high degree of risk. Each Lender represents and warrants that he, she or it is an "accredited investor" as defined under Rule 501(a) of the Securities Act of 1933, as amended (the "Securities Act").

         7. Each Lender hereby acknowledges that (a) the Lender has been furnished by the Company with a copy of the Company's Form 10-KSB for the year ended June 30, 1997 and copies of the Company's Form 10-QSB's for the quarters ended September 30, 1997, December 31, 1997 and March 31, 1998, as amended (the "SEC Documents"), as well all other information regarding the Company which has been reasonably requested; (b) all documents which could be reasonably provided have been made available for the Lender's inspection and review; (c) the Lender has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company. Moreover, over the course of the several weeks leading up to the consummation of this transaction, the Lenders have received additional information regarding the Company's financial situation and, particularly the existing defaults on lines of credit, lack of cash flow to meet current obligations without infusion of capital which may result in the Company being characterized as insolvent and the terms of the Restructuring.

         8. Each Lender hereby acknowledges that his, her or its Series C Preferred Stock and New Warrants, are being acquired for the Lender's own account for investment and not for distribution or resale to the public. Each Lender further acknowledges and understands that the Securities are being or will be issued without registration under the Securities Act pursuant to the exemption from registration afforded by Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder. Each Lender further acknowledges that the Securities may only be sold, transferred or otherwise disposed of unless registered under the Securities Act unless an exemption from such registration is available and that appropriate restrictive legends will be placed upon the certificates evidencing the Securities. Each Lender further acknowledges and understands that the shares of Series C Preferred Stock may not be converted into shares of Common Stock until such time as the Company's stockholders approve
                  (a) the Restructuring in accordance with Rule 4310(c)(H) of the Rules of The National Association of Securities Dealers, Inc., and (b) an amendment to the Company's Certificate of Incorporation increasing the authorized

ASD Group, Inc.
June 24, 1998
Page 4

                  number of shares of Common Stock (the "Capital Amendment"). If the Series C Preferred Stock cannot be converted, other than by reasons, solely within the control of the holder, by March 31, 1999, the Company is required to purchase the Series A Preferred Shares at a price equivalent to the stated value.

         9. Each Lender agrees that effective upon the issuance of the Series C Preferred Stock and Warrants to the Lenders, without any further action on the part of either Company or the Lenders, the Lenders, their officers and directors (in the case of corporate Lenders) and their respective heirs, executors, administrators, legal representatives and successors and assigns, hereby release and absolutely forever discharge the Company, its subsidiaries, officers, directors, employees and agents, and their respective heirs, executors, administrators, legal representatives and successors and assigns (collectively, the "Company") from any and all claims, demands, damages, liabilities, accounts, reckonings, obligations, costs, expenses, liens, actions, and causes of action of any kind and nature whatsoever, which each Lender has, owns or holds or at any time ever had, owned or held against the Company arising from or related to the Indebtedness.

         10. This Agreement (a) constitutes the entire agreement between the parties with respect to the subject matter hereof; (b) may be amended only in writing; (c) shall be governed by the laws of the State of New York; and (d) shall be binding upon the parties hereto and their respective legal representatives, executors, successors and assigns.

         11. This Agreement may be executed in one or more counterparts, all of which may be considered one and the same agreement and each of which shall be deemed an original.

ASD Group, Inc.
June 24, 1998
Page 5


         12. The undersigned acknowledges that this Agreement constitutes an accord and satisfaction and not an executory accord.

                                           Sincerely yours,

                                           /S/ WILLIAM BECKER
                                           -------------------------------------
                                           William Becker, Individually

                                           /S/ WILLIAM BECKER
                                           -------------------------------------
                                           William Becker, IRA

                                           /S/ MARJORIE BECKER
                                           -------------------------------------
                                           Marjorie Becker, Individually

                                           /S/ SANFORD I. FELD
                                           -------------------------------------
                                           Sanford I. Feld

                                           /S/ FREDERICK K. BECKER
                                           -------------------------------------
                                           Frederick K. Becker

                                           /S/ RICHARD BECKER
                                           -------------------------------------
                                           Richard Becker

                                           /S/ ARNOLD G. RIFKIN
                                           -------------------------------------
                                           Arnold G. Rifkin

                                           /S/ ALAN JACOBS
                                           -------------------------------------
                                           Alan Jacobs

ASD Group, Inc.
June 24, 1998
Page 6
                                           LEAFLAND ASSOCIATES, INC.

                                           By: /S/ SANFORD I. FELD
                                              ----------------------------------
                                           Name: Sanford I. Feld
                                           Title: President

                                           /S/ JULES L. MARX
                                           -------------------------------------
                                           Jules L. Marx

                                           /S/ WILLIAM P. DIOGUARDIA
                                           -------------------------------------
                                           William P. Dioguardia

                                           NEW OSHKIM LIMITED PARTNERS

                                           By: /S/ KEVIN KIMBERLIN
                                              ----------------------------------
                                           Name: Kevin Kimberlin
                                           Title: General Partner

                                           /S/ LAURA MCNAMARA
                                           -------------------------------------
                                           Laura McNamara

                                           SPENCER TRASK HOLDINGS, INC.

                                           By: /S/ WILLIAM P. DIOGUARDI
                                              ----------------------------------
                                           Name: William P. Dioguardi
                                           Title: Secretary

ASD Group, Inc.
June 24, 1998
Page 7


Acknowledged and Agreed to this
26th day of June, 1998.

ASD GROUP, INC.

By: /S/ GARY D. HORNE
   --------------------------------
Name:  GARY D. HORNE
Title:    CHIEF EXECUTIVE OFFICER

                                                                         SCHEDULE A

                                      NOTES -       ORIGINAL        AMOUNT PAID      AMOUNT PAID        SERIES C
         NAME AND ADDRESS          BALANCE DUE      WARRANTS       (1ST PAYMENT)    (2ND PAYMENT)   PREFERRED STOCK(1)  NEW WARRANTS
         ----------------          -----------      --------       ------------      -----------    -----------------   ------------
                                                                                                           1

1.   Feld, Sanford I.                      0         175,000               0               0                 0           137,017
     Box 670, #12
     Quimby Lane
     Bernardsville, NJ 07924

2.   Becker, Frederic K.            $110,000          51,738         $11,000         $11,000            73,461            40,509
     90 Woodbridge Center Dr.
     Suite 900, Box 10
     Woodbridge, NJ 07095-0958

3.   Becker, Richard                 $44,000          20,696          $4,400          $4,400            29,384            16,204
     287 York Street
     Jersey City, NJ 07302

4.   Rifkin, Arnold G.               $66,000          31,044          $6,600          $6,600            44,076            24,306
     9 Dearburn Court
     Florham Park, NJ 07932

5.   Jacobs, Alan                    $66,000          31,044          $6,600          $6,600            44,076            24,306
     4 Hadwell Road
     Short Hills, NJ 07078

6.   Marx, Jules L.                  $44,000          30,435          $4,400          $4,400            29,384            23,829
     429 Harding Drive
     South Orange, NJ 07079


----------
1 Number set forth below represents the number of shares of Common Stock into which the shares of Series A Convertible Preferred
Stock are convertible.

                                      NOTES -       ORIGINAL        AMOUNT PAID      AMOUNT PAID        SERIES C
         NAME AND ADDRESS          BALANCE DUE      WARRANTS       (1ST PAYMENT)    (2ND PAYMENT)   PREFERRED STOCK(1)  NEW WARRANTS
         ----------------          -----------      --------       ------------      -----------    -----------------   ------------


7.   Leafland Associates, Inc.        $385,000        6,086          $38,500           $38,500          257,113            4,765
     Employee Pension Plan and
     Trust
     c/o Sanford Feld
     Box 670, #12 Quimby Lane
     Bernardsville, NJ 07924

8.   Marjorie Becker IRA              $115,000        8,000          $11,500           $11,500           76,800            6,264
     c/o William J. Becker
     P.O. Box 170
     Convent Station, NJ 07961

9.   William J. Becker IRA            $270,000       17,000          $27,000           $27,000          180,313           13,310
     P.O. Box 170
     Convent Station, NJ 07961

10.  William P. Dioguardi                             1,740                0                 0                0            1,362
     Spencer Trask Securities, Inc.
     535 Madison Avenue
     New York, NY  10022

11.  Laura McNamara                                     696                0                 0                0              546
     Spencer Trask Securities, Inc.
     535 Madison Avenue
     New York, NY  10022

12.  New Oshkim Limited Partners                      1,044                0                 0                0              817
     Spencer Trask Securities, Inc.
     535 Madison Avenue
     New York, NY  10022

13.  Spencer Trask Holdings                              4,174               0                0                0             3,268
     Incorporated
     c/o Spencer Trask Securities,
     Inc.
     535 Madison Avenue
     New York, NY  10022

14.  William J. Becker                          0      150,000               0                0                0           122,208
     P. O. Box 170                                       6.086
     Convent Station, NJ  07961
                                       ----------      --------       --------         --------          --------          --------

         GRAND TOTAL                   $1,100,000      534,783        $110,000         $110,000          734,607           418,711